Nikola Corporation Reports Fourth Quarter and Full Year 2020 Results

PHOENIX, AZ -- February 25, 2021 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation solutions, today reported financial results for the quarter and full year ended December 31, 2020.

"In the fourth quarter of 2020, Nikola made the necessary changes to refocus and realign the company. You have seen us restructure our agreement with GM, cancel our battery electric (BEV) refuse truck program, discontinue our Powersports program and realign the company’s resources with laser focus on our core businesses: battery electric and hydrogen-fuel cell electric (FCEV) heavy-duty trucks, and hydrogen refueling infrastructure,” said Mark Russell, Nikola's Chief Executive Officer.

Progress on the Commissioning and Validation of the first Nikola Tre BEVs

Nikola has completed the assembly of the first five Nikola Tre BEV Prototypes. All trucks are in the commissioning process and are ramping up to full speed, torque, and payload hauling capacity as part of our level two software release and vehicle validation process. Four trucks are in North America at multiple locations undergoing powertrain, durability and extreme weather testing. One truck remains in Europe for ABS braking, traction control, and electronic stability control testing. Nikola and Iveco have also begun the assembly of the second batch of prototype trucks at the Ulm, Germany facility.

Announcement of Long-Term Electricity Rate Schedule with APS

In December 2020, Arizona Public Services Company (APS) and Nikola negotiated a competitive rate that was unanimously approved by the Arizona Corporation Commission on January 12, 2021. This innovative electricity rate schedule with APS is an important step in achieving our goal of producing hydrogen at price parity with diesel fuel. Nikola estimates that under the rate structure, we will be able to deliver hydrogen at market leading prices and within the range required for Nikola to offer a competitive total cost of ownership for its customers.

Progress Made at our Joint Venture Manufacturing Facility on IVECO's Industrial Complex in Ulm, Germany

During the fourth quarter, Nikola and IVECO made significant progress at the joint venture manufacturing facility on IVECO’s campus in Ulm, Germany. The building dismantling and refurbishment, including the civil works (floor, heating, system, and walls), have been completed. The crane and subgroup infrastructure has also been installed and is on track for completion by the end of February 2021. The assembly of the customized automatic guided vehicle systems has begun and is on pace for onsite installation beginning in March 2021.

The logistics warehouse, internal logistics, end of line, finishing, enterprise resource planning system implementation, and the ordering and installation of tools and equipment are all on pace for completion by the end of May 2021, with trial production of Nikola Tre BEVs scheduled to begin in June 2021.

Progress made at Nikola's Coolidge, Arizona Manufacturing Facility

During the fourth quarter of 2020, Nikola went vertical at our greenfield manufacturing facility in Coolidge, AZ. The steel erection process began December 29, 2020 and as of today is almost complete. The roof installation is currently ongoing with siding and concrete slab to follow. Our manufacturing equipment is on its way and installation is set to begin in May 2021. We are currently in the process of hiring manufacturing employees in the Pinal County area and have started training our manufacturing technicians.

All work is proceeding as planned. We expect to begin trial production of Nikola Tre BEVs at the Coolidge facility in the third quarter 2021.

Company Realigns Focus on Core Product Offering

General Motors MOU Agreement

On November 29, 2020, we entered into a non-binding memorandum of understanding (MOU), with General Motors (GM) for a global supply agreement related to the integration of GM’s Hydrotec fuel-cell system into our commercial semi-trucks. Under the terms of the MOU, Nikola will have the ability to work with GM to integrate GM’s Hydrotec fuel-cell technology into our Class 7 and Class 8 zero-emission semi-trucks for the medium and long-haul trucking sectors. The MOU with GM allows Nikola to dual source fuel-cell systems for our heavy-duty class 8 FCEVs.

Nikola and Republic Services End Collaboration on Refuse Truck

On December 23, 2020, we announced that Nikola and Republic Services discontinued their collaboration on the development of a new refuse truck. After considerable collaboration and review, both companies determined that the program would take longer than previously anticipated, in addition to requiring higher than previously planned upfront development costs.

The cancellation of the refuse program was one of the last steps in a series of decisions made during the fourth quarter to restructure the organization and realign resources. We believe Nikola is now well-positioned to execute on its business plan.

Corporate Governance

On December 23, 2020, Nikola announced that it appointed Mary L. Petrovich as a new independent director. Nikola also previously announced the addition of Bruce L. Smith to the board as a new independent director on October 29, 2020. To view Bruce or Mary’s bio, please click here.

Effects of COVID-19

The health and safety of Nikola's employees and communities are the Company's top priority. Nikola's management team has taken steps to ensure its team can safely continue working to advance the Company's strategy and vision to become a global leader in zero-emissions transportation. The COVID-19 pandemic has created a disruption in the manufacturing, delivery and overall supply chain of OEMs and their suppliers; which has led to critical parts shortages, including battery cells and semiconductors, and work restrictions.

Fourth Quarter and Full Year Financial Highlights

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except share and per share data)	2020	2019	2020	2019
Loss from operations	$(146,839)	$(27,930)	$(382,735)	$(87,995)
Net loss	$(147,096)	$(26,279)	$(384,314)	$(88,656)
Adjusted EBITDA (1)	$(65,503)	$(24,347)	$(200,484)	$(79,441)
Net loss per share, basic and diluted(2)	$(0.38)	$(0.16)	$(1.19)	$(0.40)
Non-GAAP net loss per share, basic and diluted(1)(2)	$(0.17)	$(0.09)	$(0.62)	$(0.32)
Weighted-average shares outstanding, basic and diluted(2)	385,983,645	268,698,455	335,325,271	262,528,769
(1) A reconciliation of the non-GAAP information provided here to the most directly comparable GAAP metric has been provided in the financial statement tables included in this press release.
(2) Since the Company was in a net loss position for all periods presented, basic shares outstanding and net loss per share are the same as diluted shares outstanding and net loss per share.

Business Outlook
Now that we have put the strategic restructuring of the business behind us, we look forward to achieving the following milestones in 2021:
•Start of trial production at our joint venture manufacturing facility on IVECO's Campus in Ulm, Germany in June 2021;
•Start of trial production at our greenfield manufacturing facility in Coolidge, Arizona in the third quarter of 2021;
•Break ground on our first commercial hydrogen station(s) infrastructure;
•Announce hydrogen collaboration partners and electricity procurement arrangements; and
Delivery of the first Nikola Tre BEVs to customers during the fourth quarter of 2021.

To see images not included in this press release please click here, or visit Nikola’s Investor Relations Website.

Webcast and Conference Call Information
Nikola will host a webcast to discuss its fourth quarter and fiscal year results at 2:30 p.m. Mountain Time (4:30 p.m. Eastern Time) on February 25, 2021. To access the webcast, parties in the United States should follow this link:
https://www.webcast-eqs.com/register/nikola20210225/en.

The live audio webcast, along with supplemental information, will be accessible on the company's investor relations website at https://nikolamotor.com/investors/news?active=events. A recording of the webcast will also be available following the earnings call.

About Nikola Corporation

Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company's future performance, milestones and ability to execute on its business plan; expected timing of manufacturing facility buildout in Coolidge, Arizona and Ulm, Germany and production capacity at such facilities; expectations regarding the Company's hydrogen fuel station rollout plan and its ability to deliver hydrogen at prices which will meet its business requirements; expected timing of completion of prototypes, validation testing, production and other milestones; the Company’s beliefs regarding the refocus and realignment of its business; the potential benefits of the MOU with General Motors; and the effect of COVID-19 on the Company's business. Forward-looking statements generally are identified by words such as "believe,"

"project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," and similar expressions that predict or indicate future events or trends or that are not historical fact. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; the outcome of legal, judicial and administrative proceedings to which the Company is, or may become a party; risks related to the Company’s business and the timing of expected business milestones; design, construction or manufacturing delays; changes in the assumptions underlying the Company’s expectations regarding its future business or its business model; the availability of capital; the effects of competition on the Company’s business; and the other risks set forth under the heading “Risk Factors” in the Company’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and in other documents filed or to be filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 to be filed with the SEC. If these or other risks materialize, or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement our financial statements prepared in accordance generally accepted accounting principles in the United States (GAAP), we are providing certain non-GAAP measures, including Adjusted EBITDA, Non-GAAP net loss, and Non-GAAP net loss per share basic and diluted. The Company defines Adjusted EBITDA as net loss before interest income or expense, income tax expense or benefit, depreciation and amortization, stock-based compensation expense, and other items determined by the Company. Non-GAAP net loss is defined as net loss attributable to common stockholders, basic and diluted adjusted for stock-based compensation expense and other items determined by the Company. Non-GAAP net loss per share basic and diluted is defined as non-GAAP net loss divided by weighted average basic and diluted shares outstanding. These non-GAAP measures are not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies. Because of these limitations, these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations to GAAP provided elsewhere in this press release.

Trademarks

This press release contains trademarks, service marks, trade names and copyrights of Nikola and other companies, and are the property of their respective owners.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(Unaudited)
Solar revenues	$—	$49	$95	$482
Cost of solar revenues	—	44	72	271
Gross profit	—	5	23	211
Operating expenses:
Research and development(1)	67,521	22,781	185,619	67,514
Selling, general, and administrative(1)	64,903	5,154	182,724	20,692
Impairment expense	14,415	—	14,415	—
Total operating expenses	146,839	27,935	382,758	88,206
Loss from operations	(146,839)	(27,930)	(382,735)	(87,995)
Other income (expense):
Interest income, net	(53)	374	202	1,456
Revaluation of Series A redeemable convertible preferred stock warrant liability	—	—	—	(3,339)
Loss on forward contract liability	—	—	(1,324)	—
Other income (expense), net	(597)	1,278	(846)	1,373
Loss before income taxes and equity in net loss of affiliate	(147,489)	(26,278)	(384,703)	(88,505)
Income tax expense (benefit)	(1,030)	1	(1,026)	151
Loss before equity in net loss of affiliate	(146,459)	(26,279)	(383,677)	(88,656)
Equity in net loss of affiliate	(637)	—	(637)	—
Net loss	(147,096)	(26,279)	(384,314)	(88,656)
Premium paid on repurchase of redeemable convertible preferred stock	—	(16,816)	(13,407)	(16,816)
Net loss attributable to common stockholders, basic and diluted	$(147,096)	$(43,095)	$(397,721)	$(105,472)
Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.16)	$(1.19)	$(0.40)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	385,983,645	268,698,455	335,325,271	262,528,769

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Research and development	$8,012	$191	$15,862	$653
Selling, general, and administrative	38,243	895	122,129	4,205
Total stock-based compensation	$46,255	$1,086	$137,991	$4,858

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$840,913	$85,688
Restricted cash and cash equivalents	4,365	—
Accounts receivable, net	—	658
Prepaid in-kind services	46,271	—
Prepaid expenses and other current assets	5,368	4,535
Total current assets	896,917	90,881
Restricted cash and cash equivalents	4,000	4,144
Long-term deposits	17,687	13,276
Property and equipment, net	71,401	53,378
Intangible assets, net	50,050	62,513
Investment in affiliate	8,420	—
Goodwill	5,238	5,238
Total assets	$1,053,713	$229,430
Liabilities and stockholders' equity
Current liabilities
Accounts payable	29,364	5,113
Accrued expenses and other current liabilities	18,809	11,425
Term note, current	4,100	—
Total current liabilities	52,273	16,538
Term note	—	4,100
Finance lease liabilities	13,956	—
Other long-term liabilities	—	12,212
Deferred tax liabilities, net	8	1,072
Total liabilities	66,237	33,922
Commitments and contingencies (Note 14)
Preferred stock, $0.0001 par value, 150,000,000 shares authorized, no shares issued and outstanding as of December 31, 2020 and 2019	—	—
Stockholders' equity
Common stock, $0.0001 par value, 600,000,000 shares authorized, 391,041,347 and 270,826,092 shares issued and outstanding as of December 31, 2020 and 2019, respectively	39	27
Additional paid-in capital	1,560,820	383,961
Accumulated other comprehensive income	239	—
Accumulated deficit	(573,622)	(188,480)
Total stockholders' equity	987,476	195,508
Total liabilities and stockholders' equity	$1,053,713	$229,430

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(384,314)	$(88,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,008	2,323
Stock-based compensation	137,991	4,858
Revaluation of Series A redeemable convertible preferred stock warrant liability	—	3,339
Deferred income taxes	(1,063)	151
Non-cash in-kind services	45,729	8,000
Loss on forward contract liability	1,324	—
Impairment expense	14,415	—
Equity in net loss of affiliate	637	—
Changes in operating assets and liabilities:
Accounts receivable, net	658	(763)
Prepaid expenses and other current assets	(1,586)	157
Accounts payable, accrued expenses and other current liabilities	29,668	(9,366)
Other long-term liabilities	—	(670)
Net cash used in operating activities	(150,533)	(80,627)
Cash flows from investing activities
Purchases and deposits for property and equipment	(22,324)	(21,100)
Investments in affiliate	(8,817)	—
Cash paid towards build-to-suit lease	—	(18,202)
Net cash used in investing activities	(31,141)	(39,302)
Cash flows from financing activities
Proceeds from the exercise of Series A redeemable convertible preferred stock warrants	—	2,160
Repurchase of Series B redeemable convertible preferred stock from related parties, net of issuance costs paid	—	(31,356)
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs paid	50,349	65,000
Business Combination and PIPE financing, net of issuance costs paid	616,726	—
Proceeds from the exercise of stock options	9,650	1
Proceeds from the exercise of stock warrants, net of issuance costs paid	264,548	—
Proceeds from landlord on finance lease	889	—
Payments on finance lease liability	(1,042)	—
Proceeds from note payable	4,134	—
Payment of note payable	(4,134)	—
Net cash provided by financing activities	941,120	35,805
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	759,446	(84,124)
Cash and cash equivalents, including restricted cash and cash equivalents, beginning of period	89,832	173,956
Cash and cash equivalents, including restricted cash and cash equivalents, end of period	$849,278	$89,832

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except share and per share data)
(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Net loss	$(147,096)	$(26,279)	$(384,314)	$(88,656)
Interest (income) expense, net	53	(374)	(202)	(1,456)
Income tax expense (benefit)	(1,030)	1	(1,026)	151
Depreciation and amortization	1,753	1,219	6,008	2,323
EBITDA	$(146,320)	$(25,433)	$(379,534)	$(87,638)
Stock-based compensation	46,255	1,086	137,991	4,858
Revaluation of Series A redeemable convertible preferred stock warrant liability	—	—	—	3,339
Loss on forward contract liability	—	—	1,324	—
Equity in net loss of affiliate	637	$—	637	$—
Regulatory and legal matters (1)	19,510	$—	24,683	$—
Impairment expense	14,415	$—	14,415	$—
Adjusted EBITDA	$(65,503)	$(24,347)	$(200,484)	$(79,441)

(1)Regulatory and legal matters include legal, advisory and other professional service fees incurred in connection with the short-seller analyst article from September 2020, and investigations and litigation related thereto.

Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, basic and diluted

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
	(in thousands)
Net loss attributable to common stockholders	$(147,096)	$(43,095)	$(397,721)	$(105,472)
Stock-based compensation	46,255	1,086	137,991	4,858
Premium paid on repurchase of redeemable convertible preferred stock	—	16,816	13,407	16,816
Regulatory and legal matters(1)	19,510	—	24,683	—
Impairment expense	14,415	—	14,415	—
Non-GAAP net loss	$(66,916)	$(25,193)	$(207,225)	$(83,798)
Non-GAAP net loss per share, basic and diluted	$(0.17)	$(0.09)	$(0.62)	$(0.32)
Weighted average shares outstanding, basic and diluted	385,983,645	268,698,455	335,325,271	262,528,769

(1)Regulatory and legal matters include legal, advisory and other professional service fees incurred in connection with the short-seller analyst article from September 2020, and investigations and litigation related thereto.

INVESTOR INQUIRIES:
investors@nikolamotor.com